UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2023

ACASTI PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2572 boul. Daniel-Johnson 2nd Floor
Laval, Quebec		H7T 2R3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 450 686-4555

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ACST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement Offering

On September 24, 2023, Acasti Pharma Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors in connection with a private placement offering of the Company's securities (the “Offering”).

Pursuant to the Purchase Agreement, the Company agreed to offer and sell in the Offering 1,951,371 of the Company's common shares, no par value per share (the “Common Shares”), at a purchase price of $1.848 per Common Share and pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 2,106,853 Common Shares (the “Pre-funded Warrant Shares”) at a purchase price equal to the purchase price per Common Share less $0.0001. Each Pre-funded Warrant will be exercisable for one Pre-funded Warrant Share at an exercise price of $0.0001 per Pre-funded Warrant Share, will be immediately exercisable and will expire once exercised in full. Pursuant to the Purchase Agreement, the Company also issued to such institutional and accredited investors common warrants (the “Common Warrants” and, together with the Pre-funded Warrants, the “Warrants”) to purchase Common Shares, exercisable for an aggregate of 2,536,391 Common Shares (the “Common Warrant Shares” and, together with the Pre-Funded Warrant Shares, the “Warrant Shares”). Under the terms of the Purchase Agreement, for each Common Share and each Pre-funded Warrant issued in the Offering, an accompanying five-eighths (0.625) of a Common Warrant was issued to the purchaser thereof. Each whole Common Warrant is exercisable for one Common Warrant Share at an exercise price of $3.003 per Common Warrant Share, will be immediately exercisable and will expire on the earlier of (i) the 60th day after the date of the acceptance by the U.S. Food and Drug Administration of a New Drug Application for the Company's product candidate GTX-104 or (ii) five years from the date of issuance. The Common Warrants were offered and sold at a purchase price of $0.125 per whole underlying Common Warrant Share, which purchase price is included in the offering price per Common Share and Pre-funded Warrant issued in the Offering.

Shore Pharma LLC, an entity controlled by Vimal Kavuru, the Chair of the Company's Board of Directors, and SS Pharma LLC, the beneficial owner of 5.5% of the Common Shares prior to the Offering, each a related party of the Company, participated in the Offering.

The net proceeds to the Company from the Offering is approximately $7.3 million, after deducting fees and expenses. The Common Shares, the Warrants, and the Warrant Shares have not been registered under the Securities Act of 1933, as amended.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to register for resale the Common Shares and the Warrant Shares. The Company shall use its best efforts to cause the registration statement covering the securities described above to be declared effective as promptly as possible after the filing thereof, but in any event no later the 60th calendar day following the date of the Purchase Agreement. Failure by the Company to meet the filing deadlines and other requirements set forth in the Purchase Agreement may subject the Company to certain liquidated damages.

The Offering closed on September 25, 2023 (the “Closing Date”).

Pursuant to the terms of the Purchase Agreement, the Company may not for a period of 90 days from the Closing Date (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or securities convertible or exercisable into Common Shares by way of an at-the-market offering or (ii) file any registration statement or any amendment or supplement thereto with respect to an at-the-market offering.

If a Fundamental Transaction (as defined in the Warrants) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Warrants with the same effect as if such successor entity had been named in the Warrants itself. If holders of Common Shares are given a choice as to the securities, cash or property to be received in such a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it would receive upon any exercise of the Warrants following such a Fundamental Transaction. Additionally, as more fully described in the Common Warrants, in the event of certain Fundamental Transactions, the holders of the Common Warrants will be entitled to receive cash consideration in an amount equal to the Black Scholes value of the Common Warrants.

The Common Shares, the Warrants, and the Warrant Shares were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

The foregoing descriptions of the Purchase Agreement and the Warrants are not complete and are qualified in their entirety by references to the full text of the Purchase Agreement and the Warrants, which are filed as exhibits to this report and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the Common Shares, Warrants, and Warrant Shares are incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On September 26, 2023, the Company issued a press release announcing the closing of the Offering. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Common Warrant, dated September 25, 2023.
4.2	Form of Pre-Funded Warrant, dated September 25, 2023
10.1	Form of Securities Purchase Agreement, dated September 24, 2023, by and between the Company and each of the Purchasers signatory thereto.
99.1	Press Release, dated September 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACASTI PHARMA INC.

Date:	September 26, 2023	By:	/s/ Prashant Kohli
Prashant Kohli Chief Executive Officer